UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 5, 2009 (October 1, 2009)

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34076	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry Into A Material Definitive Agreement.

On August 31, 2009, China Information Security Technology, Inc. (the "Company") reported its entry into a Share Purchase Agreement (the "Purchase Agreement"), dated August 28, 2009, among the Company, its wholly-owned subsidiary, China Public Security Holdings Limited, a British Virgin Islands company ("CPSH"), and Rita Kwai Fong Leung (the "Seller"), the sole shareholder of Topwell Treasure Ltd., a Hong Kong limited company ("Topwell"), for the purchase of Topwell and its wholly-owned Chinese subsidiary, Huipu Electronics (Shenzhen) Co., Ltd. ("Huipu"), for an aggregate purchase price of $16,000,000. The transaction was expected to close on or before October 1, 2009.

On October 1, 2009, the Company, CPSH, Topwell and the Seller consummated the transactions contemplated by the Purchase Agreement. The Company paid $8,000,000 (approximately RMB54,640,000) of the purchase price in cash on September 30, 2009, and the Company is obligated to pay the remaining $4,000,000 of the purchase price in 1,101,930 shares of the Company’s common stock valued at $3.63 per share (based on the average of the closing price of the Company’s common stock at Nasdaq for the 20 trading days prior to August 28, 2009), on or before December 31, 2009.  The Company is also obligated to issue and deliver an additional 1,101,930 shares of the Company’s common stock in accordance with the make good provision set forth in the Purchase Agreement.  As a result of the transaction, Topwell and Huipu became indirect wholly-owned subsidiaries of the Company.

For more details regarding the terms of the Purchase Agreement see the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on August 31, 2009 and Exhibits 10.1 and 99.1 thereto, which is incorporated by reference herein.

Item 2.01         Completion of Acquisition or Disposition of Assets.

On October 1, 2009, the Company and its subsidiaries completed the acquisition of 100% of the issued and outstanding capital stock of Topwell Treasure Ltd., a Hong Kong limited company, and its wholly-owned Chinese subsidiary, Huipu Electronics (Shenzhen) Co., Ltd. As a result of the transaction, Topwell and Huipu became indirect wholly-owned subsidiaries of the Company. Further information regarding the acquisition is provided above under Item 1.01 of this Current Report.

Item 3.02.         Unregistered Sales of Equity Securities.

On October 1, 2009, the Company consummated a Share Purchase Agreement, pursuant to which the Company is obligated to deliver to the shareholder of Topwell Treasure Ltd., on or before December 31, 2009, 1,101,930 shares of the Company's common stock, valued at $4,000,000 in the aggregate, or $3.63 per share. The Company is also obligated to issue and deliver an additional 1,101,930 shares of the Company's common stock in accordance with the make good provision set forth in the Purchase Agreement. For more details regarding the transaction, see Item 1.01 above.

The shares of the Company's common stock that are issuable to the Seller will not have been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intends to issue the shares in reliance on the exemption from registration provided by Regulation S of the Securities Act. The Company's reliance upon Regulation S was based upon the following factors: (a) the Seller is not a U.S. person and is not acquiring the shares for the account or benefit of any U.S. person, (b) the Seller agreed not to offer or sell the shares (including any pre-arrangement for a purchase by a U.S. person or other person in the United States) directly or indirectly, in the United States or to any natural person who is a resident of the United States or to any other U.S. person as defined in Regulation S unless registered under the Securities Act and all applicable state laws or an exemption from the registration requirements of the Securities Act and similar state laws is available and (c) at the time of the origination of contact concerning the Purchase Agreement and at the date of the execution and delivery of this Agreement, the Seller was outside of the United States.

Item 9.01         Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01 of Form 8-K relating to the acquisition described in Item 2.01 above will be filed by amendment to this Form 8-K not later than 71 days after the date of this Current Report disclosing the acquisition.

(b)	Pro Forma Financial Information.

To the extent that pro forma financial information is required pursuant to Article 11 of Regulation S-X, it will be filed by amendment to this Form 8-K not later than 71 days after the date of this Current Report disclosing the acquisition.

(d)	Exhibits.

Number	Description

10.1	Share Purchase Agreement, dated August 28, 2009, by and among China Public Security Holdings Limited, Topwell Treasure Ltd., Rita Kwai Fong Leung and the registrant. (incorporated by reference to Exhibit 10.1 of the current report on Form 8-K filed by the Company on August 31, 2009).

99.1	Press Release, dated August 31, 2009 (incorporated by reference to Exhibit 99.1 of the current report on Form 8-K filed by the Company on August 31, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION SECURITY TECHNOLOGY, INC.

Dated: October 5, 2009	By: /s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Number	Description

10.1	Share Purchase Agreement, dated August 28, 2009, by and among China Public Security Holdings Limited, Topwell Treasure Ltd., Rita Kwai Fong Leung and the registrant. (incorporated by reference to Exhibit 10.1 of the current report on Form 8-K filed by the Company on August 31, 2009).

99.1	Press Release, dated August 31, 2009 (incorporated by reference to Exhibit 99.1 of the current report on Form 8-K filed by the Company on August 31, 2009).